Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-176784) on Form S-4 of our report dated March 1, 2011 (September 12, 2011 as to the effects of the revisions to the guarantor consolidating financial statements discussed in Note 23) relating to the financial statements of General Motors Financial Company, Inc. appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Prospectus.

DELOITTE & TOUCHE LLP

Dallas, Texas

December 9, 2011